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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

    We, the undersigned officers and directors of RAM Energy, Inc. (hereinafter "the Company"), hereby severally constitute Larry E. Lee, William W. Talley II and John M. Longmire, and each of them, severally, our true and lawful attorneys-in-fact, will full power to them and each of them to sign for us, and in our names as officers or directors, or both, of the Company, a Registration Statement on Form S-1 and any and all amendments thereto (include post-effective amendments), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

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
            /s/ WILLIAM W. TALLEY II
     --------------------------------------       Chairman of the Board and           May 8, 2001
              William W. Talley II                  Director

                /s/ LARRY E. LEE                  President and Chief Executive
     --------------------------------------         Officer (Principal Executive      May 8, 2001
                  Larry E. Lee                      Officer) and Director

                                                  Senior Vice President,
                                                    Treasurer, Secretary and
              /s/ JOHN M. LONGMIRE                  Chief Financial Officer
     --------------------------------------         (Principal Financial Officer      May 8, 2001
                John M. Longmire                    and Principal Accounting
                                                    Officer)

             /s/ GERALD R. MARSHALL
     --------------------------------------       Director                            May 8, 2001
               Gerald R. Marshall

              /s/ JOHN M. REARDON
     --------------------------------------       Director                            May 8, 2001
                John M. Reardon
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